UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 4, 2020
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

On July 4, 2020, certain wholly-owned subsidiaries of Virtus Investment Partners, Inc. (the “Company”) entered into a Strategic Alliance Agreement (the “Agreement”) with Allianz Global Investors U.S. LLC (“AllianzGI U.S.”) and Allianz Global Investors Distributors LLC. Pursuant to the Agreement, such subsidiaries of the Company will become the investment adviser, distributor and/or administrator to select AllianzGI U.S. retail products, including open-end mutual funds and closed-end mutual funds (collectively, the “Funds”), retail separate accounts, collective investment trusts and 529 plan accounts, while AllianzGI U.S. will continue to be responsible for day-to-day portfolio management through sub-advisory arrangements. Additionally, members of the AllianzGI U.S. Dallas-based Value Equity team have agreed to join a Virtus affiliate as sub-advisor to certain open-end mutual funds.

The Agreement is subject to certain closing conditions, including, but not limited to (i) the approval of the investment management agreements and sub-advisory agreements by the Funds’ Boards of Trustees and shareholders, and (ii) the receipt of certain third-party consents. There are no payments required under the Agreement at closing, which is expected to occur in the fourth quarter of 2020. A copy of the press release issued by the Company and Allianz Global Investors announcing the strategic partnership is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99	Press Release of Virtus Investment Partners, Inc. and Allianz Global Investors dated July 7, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: July 4, 2020	By:	/s/ Wendy J. Hills
		Name:	Wendy J. Hills
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary